Exhibit 10.28

FORM OF

AWARD CERTIFICATE

STOCK APPRECIATION RIGHT

THIS CERTIFICATE, dated as of the [XXXX] day of [XXXX], evidences the grant of the Award set forth below by Loews Corporation, a Delaware corporation (the “Company”) to [XXXX] (the “Participant”).

1. Grant of Award.

Subject to the provisions of this Certificate and the Loews Corporation 2000 Stock Option Plan, as amended (the “Plan”), the Company hereby grants to the Participant as of [XXXX] (the “Grant Date”) [XXXX] Stock Appreciation Rights having an Exercise Price of $ [XXXX] per Stock Appreciation Right (such grant being herein called the “Award”). Each Stock Appreciation Right represents the right to receive an amount, payable in shares of Stock as provided in Paragraph 3 below, equal in value to the excess, if any, on the date of exercise of the Fair Market Value of a share of Stock over the Exercise Price of the Stock Appreciation Right. The Stock Appreciation Rights granted hereby are Free-Standing Stock Appreciation Rights and are not granted in conjunction with an Option. Unless earlier terminated pursuant to the terms of this Certificate, the Award shall expire on [XXXX]. Capitalized terms not defined herein shall have the meanings set forth in the Plan.

2. Exercisability of the Award.

The Award shall become vested and exercisable with respect to one-quarter (1/4) of the Stock Appreciation Rights granted hereby on [XXXX] and as to an additional one-quarter (1/4) of such shares on each of the next three anniversaries of that date, subject to the prior termination of the Award; provided, however, that upon the Participant’s Termination due to death, Disability or Retirement, all unvested and outstanding Stock Appreciation Rights granted hereby shall immediately vest as of the date of such Termination.

3. Method of Exercise of the Award.

(a) An Award may be exercised at any time after the Grant Date with respect to those Stock Appreciation Rights vested and before the expiration of the Award Term. To exercise an Award, the Participant shall give written notice to the Company stating the number of shares with respect to which the Award is being exercised.

(b) Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount equal to the product of (i) the excess of the Fair Market Value of one share of Stock on the date of exercise over the Exercise Price of the applicable Stock Appreciation Right, multiplied by (ii) the number of shares of Stock in respect of which the Stock Appreciation Right has been exercised. Except as otherwise determined by the Committee on not less than thirty (30) days’ prior written notice to the Participant, the payment shall be made in shares of Stock based upon the Fair Market Value on the date of exercise.

4. Award Term.

        Except as otherwise determined by the Committee after the date of this Certificate, the Award Term shall end on the earliest of (1) the date on which the Award has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause or a voluntary Termination, (3) the three-year anniversary of the date on which the Participant experiences a Termination due to death, Disability, or Retirement, and (4) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Award Term extend beyond [XXXX]. Upon the occurrence of a Termination of Participant for any reason, the Award Term shall thereupon end with respect to any portion of the Award that is unvested as of the date of such Termination and such unvested portion shall be forfeited immediately.

5. Nontransferability of the Award.

The Award is not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Certificate have not been exercised or delivered, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Certificate and the Plan.

6. Taxes and Withholdings.

No later than the date of exercise of the Award granted hereunder, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Award and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Participant, federal, state and local taxes of any kind required by law to be withheld upon the exercise of the Award granted hereunder, as provided in Section 4.4 of the Plan. In this regard the Participant may elect to pay any tax withholding upon the exercise of an Award by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Award and remit to the Company a sufficient portion of the sale proceeds to pay such tax withholding.

7. Notices.

All notices and other communications under this Certificate shall be in writing and shall be given by hand delivery to the other party or overnight courier, or by postage paid first class mail, addressed as follows:

If to the Participant:

[XXXX]

[XXXX]

[XXXX]

[XXXX]

If to the Company:

Loews Corporation

667 Madison Avenue

New York, NY 10021-8087

Attention: Corporate Secretary

Facsimile: (212) 521-2997

or to such other address as any party shall have furnished to the other in writing in accordance with this Paragraph 7. Notice and communications shall be effective when actually received by the addressee, if given by hand delivery, when deposited with a courier service, if given by overnight courier, or two (2) business days following mailing, if delivered by first class mail.

8. Effect of Certificate.

Except as otherwise provided hereunder, this Certificate shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Participant pursuant to Paragraph 5.

9. Conflicts and Interpretation.

The Award is subject to the provisions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Certificate and the Plan, the Plan shall control. In the event of any ambiguity in this Certificate, any term which is not defined in this Certificate, or any matters as to which this Certificate is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

10. Headings.

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Certificate.

11. Amendment.

This Certificate may not be modified, amended or waived except by an instrument in writing signed by the Company. The waiver by either party of compliance with any provision of this Certificate shall not operate or be construed as a waiver of any other provision of this Certificate, or of any subsequent breach by such party of a provision of this Certificate.

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Certificate to be executed on its behalf by a duly authorized officer.

LOEWS CORPORATION

By:
Name:
Title: